CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 57 to Registration Statement No. 033-12608 on Form N-1A of our report dated September 25, 2008, relating to the financial statements and financial highlights of the HighMark Funds, including Balanced Fund, Cognitive Value Fund, Core Equity Fund, Enhanced Growth Fund, International Opportunities Fund, Large Cap Growth Fund, Large Cap Value Fund, Small Cap Advantage Fund, Small Cap Value Fund, Value Momentum Fund, Capital Growth Allocation Fund, Diversified Equity Allocation Fund, Growth & Income Allocation Fund, Income Plus Allocation Fund, Bond Fund, California Intermediate Tax-Free Bond Fund, National Intermediate Tax-Free Bond Fund, Short Term Bond Fund, California Tax-Free Money Market Fund, Diversified Money Market Fund, U.S. Government Money Market Fund, and 100% U.S. Treasury Money Market Fund, appearing in the Annual Report on Form N-CSR of HighMark Funds for the year ended July 31, 2008 and to the references to us under the headings "Financial Highlights" in each of the HighMark Funds' Prospectuses and "Independent Registered Public Accounting Firm" and "Disclosure of Non-Public Portfolio Holdings" in the Statement of Additional Information, which are parts of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
November 21, 2008